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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-40338, 333-46624 and 333-42522) and Form S-8
(Nos. 333-87505, 333-92159, 333-93591, 333-32460, 333-35730 and 333-55822) of
Kana Communications, Inc. of our reports dated January 23, 2001, except for
Note 9, which is as of February 28, 2001, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 30, 2001